Exhibit 8.2

Our Reference:	M Benetello	Your Reference:	AngloGold Ashanti Limited Reorganization Transaction
Direct Line:	+27 11 669 9330	Date:	[●] 2023
Email Address:	mike.benetello@bowmanslaw.com

AngloGold Ashanti plc
112 Oxford Road
Houghton Estate
Johannesburg
2198

Dear Sir/Madam

SOUTH AFRICAN TAX LEGAL OPINION

1.	INTRODUCTION

1.1	We act as South African tax advisor to the Registrant in connection with the prospectus included in the Registration Statement.

1.2	Certain terms used in this opinion are defined in the Annex (Definitions).

2.	SOUTH AFRICAN TAX LAW

2.1	This opinion is limited to the South African tax law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with South African law.

3.	SCOPE OF ENQUIRY

3.1	We have examined the following documents:

3.1.1	A copy of the Registration Statement;

3.1.2	A copy of the Implementation Agreement; and

3.1.3	A copy of the Offer to Purchase.

4.	ASSUMPTIONS

4.1	We have made the following assumptions:

4.1.1	The copy of each of the Registration Statement, the Implementation Agreement and the Offer to Purchase conforms to the original and is genuine and complete;

4.1.2	The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion;

4.1.3	Each transaction described in the Registration Statement is entered in to on an arm’s length basis; and

4.1.4	The South African Reserve Bank (Financial Surveillance Department) has provided the relevant exchange control consents.

5.	OPINION

5.1	Based on the documents referred to and the assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to us, we are of the following opinion:

5.1.1	The statements in the Registration Statement under the heading “Material South African Tax Consequences” are our opinion.

6.	RELIANCE

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents of existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	We hereby consent to:

6.2.1	The filing of this opinion as an exhibit to the Registration Statement; and

6.2.2	The references to Bowman Gilfillan under the headings “Material South African Tax Consequences” and “Legal Matters” in the Registration Statement.

The previous sentence is no admittance from us (or Bowman Gilfillan) that we are (or Bowman Gilfillan is) in the category of persons whose consent for the filing and reference as set out in the sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely

Bowman Gilfillan Inc.

ANNEX – DEFINITIONS

In this opinion –

“Bowman Gilfillan” means Bowman Gilfillan Incorporated.

“Implementation Agreement” means the implementation agreement dated May 12, 2023, setting out among other things the terms and conditions under and pursuant to which AngloGold Ashanti’s proposed reorganization would be carried out.

“Offer to Purchase” means the irrevocable offer to purchase dated May 12, 2023, setting out among other things the terms and conditions pursuant to which the Registrant would irrevocably offer to purchase all the shares in the issued share capital of AngloGold Ashanti Holdings plc.

“Registrant” means AngloGold Ashanti plc.

“Registration” means the registration by the Registrant of [●] Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on Form F-4 dated [●] in relation to the Registration, including any amendments thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means ordinary shares of the Registrant, nominal value [●] per share.

“South Africa” means the Republic of South Africa.

“South African law” means the law directly applicable in South Africa.

“South African tax” means any tax of whatever nature levied by or on behalf of South Africa or any of its subdivisions or taxing authorities.